EXHIBIT 10.4

BOSTON SCIENTIFIC CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

This Agreement, dated as of the [ ] day of [ ], 20[ ] (the "Grant Date"), is between Boston Scientific Corporation, a Delaware corporation (the "Company"), and the person whose name appears on the Signature Page of this Agreement (the "Participant"), a non-employee director of the Company. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Company's 2011 and 2003 Long Term Incentive Plans (the "Plan").

1.    Grant and Acceptance of Award. The Company hereby awards to the Participant that number of shares set forth on the Signature Page of this Agreement (the "Restricted Stock") of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to the restrictions set forth below. This award is granted pursuant to and is subject to the terms and conditions of this Agreement and the provisions of the Plan. The Participant hereby accepts the award of the Restricted Stock.

2.    Restrictions on Shares. Shares of Restricted Stock awarded hereunder shall be subject to the forfeiture restrictions described in Sections 6 and 7 hereof and the limits on transferability described in Section 14 below.

3.    Lapse of Restrictions. Except as otherwise provided in Section 5 hereof (relating to death or Disability of the Participant), Section 6 hereof (relating to Retirement of the Participant), Section 7 (relating to termination for any reason other than death, Disability, Retirement or Cause) and Section 8 hereof (relating to Change in Control of the Company), shares of Restricted Stock awarded hereunder shall become free of the forfeiture restrictions described in Sections 6 and 7 hereof upon the expiration of the Participant's current term of office as a director of the Company. If, however, the Participant elected to defer receipt of the Restricted Stock pursuant to the Company's Non-Employee Director Deferred Compensation Program, vested Restricted Stock shall become free of the forfeiture restrictions upon commencement of distribution of the deferred amounts in accordance with the Participant's elections under the Deferred Compensation Plan.

4.    Participant's Rights in Restricted Stock. The shares of Restricted Stock awarded hereunder shall be evidenced in the manner as the Company may determine. Any shares issued shall be registered in the name of the Participant and certificates representing those shares may be held by the Company and not be delivered to the Participant until the lapse of all forfeiture restrictions with respect to the shares. The Participant agrees to deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock awarded hereunder, if so requested by the Company. During the period that shares of Restricted Stock are subject to forfeiture (subject, however, to Section 14 of this Agreement relating to limits on transferability and except for Restricted Stock deferred under the Company's Non-Employee Director Deferred Compensation Plan), the Participant will have all the rights of a stockholder of the Company with respect to the shares, including the right to receive dividends and the right to vote the shares. The Participant may elect to defer an award of Restricted Stock under the Company's Non-Employee Director Deferred Compensation Plan provided that the Participant provides written notice to the Company of his or her election to defer all or a portion of the shares of Restricted Stock prior to the end of the preceding year in which the award of Restricted Stock is granted or, if later, within 30 days after the day on which he or she becomes a director of the Company. In the event a the Participant elects to defer receipt of the Restricted Stock, the Participant will not have the right to vote the shares until the shares are distributed, but will have a right to receive dividend equivalents, if dividends are declared and paid, payable in accordance with the provisions of the Company's Non-Employee Director Deferred Compensation Plan.

5.    Death or Disability. In the event of the death or Disability of the Participant while serving as a director of the Company, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions.

6.    Retirement. In the event of the Participant's Retirement prior to the expiration of the Participant's current term of office as a director, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions pro rata based on the number of months of service completed by the Participant (rounded up to the nearest whole month) prior to the Retirement, and the remainder of such shares shall be immediately and automatically forfeited to the Company.

7.    Other Termination. If service as a director of the Company ceases or the Participant separates from the Company for any reason other than death, Disability, Retirement or Cause, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions pro rata based on the number of months of service completed by the Participant (rounded up to the nearest whole month) prior to such termination, and the remainder of such shares shall be immediately and automatically forfeited to the Company. If service as a director of the Company ceases or the Participant separates from the Company for Cause, any shares of Restricted Stock awarded hereunder that have not been delivered to the Participant shall be immediately and automatically forfeited to the Company.

8.    Change in Control of the Company. In the event of a Change in Control of the Company, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions.

9.    Consideration for Restricted Stock. The shares of Restricted Stock are being issued for no cash consideration.

10.    Legend on Certificate. The certificates representing the shares of Restricted Stock awarded hereunder, if delivered to the Participant prior to the lapse of the forfeiture restrictions, shall bear a legend substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Boston Scientific Corporation Long-Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Boston Scientific Corporation. Copies of the Plan and Agreement are on file in the offices of Boston Scientific Corporation at One Boston Scientific Place, Natick, MA 01760-1537.

In addition, certificates representing shares of Restricted Stock shall also bear an Affiliate Legend.

11.    Delivery of Stock. The Company shall not be obligated to deliver any shares of Restricted Stock awarded hereunder until (i) all federal and state laws and regulations as the Company may deem applicable have been complied with, and (ii) all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's legal department, and, if applicable, in accordance with the Non-Employee Director Deferred Compensation Program.

12.    Tax Withholding. The Participant shall be responsible for the payment of any federal, state or local taxes of any kind required by law to be paid with respect to the shares of Restricted Stock awarded hereunder, including, without limitation, the payment of any applicable withholding, SECA and similar taxes or obligations. If the Participant elects pursuant to Internal Revenue Code Section 83(b) to recognize taxable income in connection with the grant of this Award, the Participant must notify the Internal Revenue Service

(with a copy to the Company) of such election in writing within thirty (30) days of the date hereof and must pay in cash to the Company the amount of withholding and other tax obligations associated with the election or make other arrangements satisfactory to the Company for the payment thereof.

13.    Investment Intent. The Participant acknowledges that the acquisition of the Restricted Stock is for investment purposes without a view to distribution thereof.

14.    Limits on Transferability. Until the restrictions imposed upon the Restricted Stock by this Agreement lapse in accordance with the terms of this Agreement or by action of the Committee, the shares of Restricted Stock awarded and accepted hereby are not transferable and shall not be sold, transferred, assigned, pledged, gifted, hypothecated or otherwise disposed of or encumbered by the Participant. Transfers of shares of Common Stock by the Participant are subject to the Company's Stock Trading Policy.

15.    Award Subject to the Plan. The award made pursuant to this Agreement is made subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and conditions of the Plan will govern and prevail. However, no amendment of the Plan after the date hereof may adversely alter or impair the award of the Restricted Stock pursuant to this Agreement.

16.    No Rights to Continued Service. The grant of the award of Restricted Stock hereunder shall not confer upon the Participant any right to continued service as a director of the Company and this Agreement shall not be construed in any way to limit the rights of the Company or its shareholders pursuant to the organizational documents of the Company and applicable law.

17.    Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for such Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

18.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof) and applicable federal laws.

19.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

20.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to the one and the same instrument.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Participant have executed and delivered this Agreement as a sealed instrument as of the date and year first above written.

PLAN: 2003 LONG-TERM INCENTIVE PLAN
Number of Shares: [ ]

BOSTON SCIENTIFIC CORPORATION

Name:
Title:

PARTICIPANT

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[Name]